Exhibit 23(b), Form 10-K
                                                      Kansas City Life
                                                      Insurance Company


Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-97351) pertaining to the Savings and Investment Plan of Kansas City Life Insurance Company of our report dated February 21, 1997, with respect to the financial statements and schedules of the Kansas City Life Insurance Company Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996.

/s/Ernst & Young LLP
Ernst & Young LLP


Kansas City, Missouri
March 24, 1997


                                                        Exhibit 27, Form 10-K
                                                        Kansas City Life
                                                        Insurance Company